                                                                    EXHIBIT C(5)

                   PRESENTATION TO THE BOARD OF DIRECTORS OF:

                                [FIRSTCITY LOGO]

                               SEPTEMBER 30, 2002

                      JOSEPH J. SPALLUTO, MANAGING DIRECTOR
                       KEVIN D. SPINNER, MANAGING DIRECTOR


NEW YORK    SAN FRANCISCO    CHICAGO    BOSTON    HARTFORD   RICHMOND   COLUMBUS

                                   www.kbw.com

                                   [KBW LOGO]

TABLE OF CONTENTS
================================================================================

   TAB         SUBJECT                                                                                                      PAGE(S)
   ---         -------                                                                                                      -------
    1.         INTRODUCTION .............................................................................................      4-6

    2.         THE RESTRUCTURING ........................................................................................     8-19

    3.         RESTRUCTURING IMPACT TO FIRSTCITY
               Summary ..................................................................................................       21
               Pro Forma Balance Sheet ..................................................................................    22,23

    4.         HISTORICAL TRADING VALUES & VOLUMES OF PREFERRED & COMMON STOCKS .........................................    25-28

    5.         EXCHANGE OFFER VALUATION
               Summary & Assumptions ....................................................................................       30
               Valuation Table ..........................................................................................       31

    6.         LIQUIDATION ANALYSIS
               Summary ..................................................................................................       33
               Asset Sale Approach ......................................................................................    34-36

    7.         GOING PRIVATE TRANSACTIONS ...............................................................................       38

    8.         CASE STUDY COMPARISON: DYNEX CAPITAL
               Summary Description of Dynex Capital .....................................................................       40
               Relative Stock Performance ...............................................................................       41
               Tender Offer Summary & Results ...........................................................................    42,43

    9.         ALTERNATIVE COMPARISONS: AMRESCO & WILSHIRE FINANCIAL SERVICES GROUP
               Summary Comparisons to FCFC ..............................................................................       45
               AMRESCO ..................................................................................................    46,47
               Wilshire .................................................................................................    48,49

   10.         CONCLUSION ...............................................................................................       51



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                                  INTRODUCTION

FIRSTCITY RESTRUCTURING TRANSACTION SUMMARY
================================================================================

o THE SPECIAL COMMITTEE HAS REQUESTED KBW RE-CONFIRM ITS FAIRNESS OPINION DELIVERED MARCH 26, 2002, IN LIGHT OF THE FOLLOWING CHANGE IN THE
     RESTRUCTURING:

     o Previously, FCFC was to sell a 20% total interest in Drive Financial Services ("Drive") to Bank of Scotland ("BOS") for $16.0 million. This is not the case in the current proposed restructuring.

     o In the currently proposed structure, FCFC will use its interest in Drive to secure a non-recourse loan of $16.0 million, provided that FCFC will at all times maintain a beneficial interest in 11% of Drive. After distributions from or proceeds on any sale of the 20% Drive interest exceed $16.0 million, BOS will share in 20% of the excess distributions or proceeds.

     o KBW has updated its presentation and opinion to reflect this change, and to reflect June 30, 2002 financial statements. In reviewing the exchange offer, KBW has not changed its previous assumptions related to the spot price or average price of New Preferred Stock, or Common Stock. KBW believes this is appropriate since the prices of the New Preferred Stock and Common Stock may have changed related, in part, due to information related to the announcement of the Restructuring and the Exchange Offer.



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

FIRSTCITY RESTRUCTURING TRANSACTION SUMMARY
================================================================================

o FIRSTCITY ("FCFC") IS CONTEMPLATING ENTERING INTO A NUMBER OF TRANSACTIONS, WHICH ARE DESIGNED TO RESTRUCTURE AND RE-CAPITALIZE THE COMPANY. THESE TRANSACTIONS INCLUDE:

          o BOS lending $16.0 million to FCFC, non-recourse, using FCFC's interest in Drive as collateral (the "Drive Loan"), provided that FCFC will at all times maintain a beneficial interest in 11% of Drive.

          o The offer to exchange (the "Exchange Offer") 1,222,901 shares of FCFC's preferred stock (the "Preferred") for either:

                    o $10.00 cash and two FCFC common shares for each Preferred share or

                    o $8.00 cash and three FCFC common shares for each Preferred share

          o Residual cash from the sale of Drive and the Exchange Offer will be applied to debt reduction.

          o BOS will refinance the remainder of FCFC existing facilities with a $47 to $49 million commitment.

          o FCFC will purchase the 20% interest held by management in FCFC's indirect subsidiary, FirstCity Holdings ("FCH") in exchange for 400,000 shares of FCFC common stock and up to $3.2 million in earn-out payments.

          o BOS will provide new financing to FCFC, with a total commitment of $58 to $60 million.

          o FCFC will be released from its guaranty of $4 million of Drive's Term Loan.

          o BOS will release its existing option to acquire 1,975,000 shares of FCFC's common stock.



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

SCOPE OF KBW ENGAGEMENT
================================================================================

o    KBW has been engaged by a Special Committee of the Board of Directors.

o THE SPECIAL COMMITTEE REQUESTED KBW'S OPINION AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF FCFC'S PREFERRED STOCK, OF THE CONSIDERATION OFFERED IN THE EXCHANGE OFFER.

o    The consideration includes both cash and FCFC common stock.

o KBW has considered, among other things deemed to be relevant, the following:

                    o    The Drive Loan

                    o Peer groups of, and merger and acquisition transactions involving, automobile finance companies

                    o The consideration offered in the Exchange Offer and the valuation of the consideration

                    o    FCFC's purchase of a 20% interest in FCH

                    o    FCFC's debt refinancing, and restructuring

                    o The past, current, and pro forma financial condition of FCFC

                    o Certain of FCFC's publicly available financial information: 10-Qs, 10-Ks, and other filings

                    o A draft of the S-4 to be filed related to the Restructuring

                    o    Liquidation analysis

                    o Historical trading values of FCFC's common and preferred stocks

                    o Premiums paid in other transactions filed with the SEC as going private transactions

                    o Certain estimated investor recovery results from transactions involving comparable companies

                    o    Previous and prevailing economic conditions



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                               THE RESTRUCTURING:
                                 THE DRIVE LOAN

THE DRIVE LOAN
================================================================================
Summary

     o    FCFC owns a 31% interest in Drive.

     o FCFC will its interest in Drive to collateralize a non-recourse $16.0 million loan from BOS.

     o The debt and the collateral will not be cross-collateralized with other BOS loans. A default under the Drive Loan will not constitute a default under other BOS loans.

     o BOS and FCFC will share in distributions from or proceeds of any sale of the 20% Drive interest. To the extent the proceeds related to the sale of the 20% interest in Drive exceed $16 million, FCFC will receive 80% of such excess, with BOS receiving 20% of such excess.

     o The Drive Loan is conditioned upon achieving at least 80% participation in the Exchange Offer.

     o BOS will release FCFC from a $4 million guaranty related to Drive's debt.



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

THE DRIVE LOAN
================================================================================
Summary Balance Sheet & Income Statement

                                                AT OR FOR THE YEAR ENDED
                                                       DECEMBER 31, 2001
                                                ------------------------
ASSETS
Cash                                                               7,395
Contracts held for sale - net                                     70,447
Investment Securities                                             77,407
Interest Receivable                                                1,089
Furniture & Fixtures                                               6,201
Service Fees Receivable                                            1,212
Goodwill                                                              --
Other Assets                                                       1,820
                                                       -----------------
     TOTAL ASSETS                                                165,571

LIABILITIES
Term Loan                                                         27,500
Notes Payable to Banks                                            67,165
Other Liabilities                                                 12,910
                                                       -----------------
      TOTAL LIABILITIES                                          107,575

Capital Note                                                      32,000

     TOTAL EQUITY                                                 25,996
                                                       -----------------

TOTAL LIABILITIES & EQUITY                                       165,571

REVENUES:
Interest Income                                                   33,335
Interest Expense                                                  (9,329)
                                                       -----------------
Net Interest Income                                               24,006
Other Income                                                         439
Gain on Sale                                                      39,033
Impairment of Residual Assets                                     (3,897)
Servicing Fee Income                                              11,986
                                                       -----------------
Total Revenue                                                     71,567

EXPENSES:
Operating Expenses                                                45,639
Provisions on Contracts held for sale                              5,377
Accounting Policy Change                                             783
                                                       -----------------
Total Expenses                                                    51,799

INCOME BEFORE PROVISION FOR TAXES                                 19,768
Other Comprehensive Income                                        (1,800)
                                                       -----------------
COMBINED PRE-TAX INCOME                                           17,968
Pro Forma Provision for Income Taxes                               7,187
                                                       -----------------
PRO FORMA NET INCOME                                              10,781



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

THE DRIVE LOAN
================================================================================
Publicly-Traded Auto Finance Companies

                                                      MARKET STATS.                 EPS MULTIPLE - I/B/E/S
                                                   -------------------  ---------------------------------------------

                                                     MARKET      STOCK    2002      2003      CHANGE     PRICE  PRICE
                                                       CAP.      PRICE  EST. EPS  EST. EPS  2002 / 2003  / 02E  / 03E
                                     STOCK         ------------  -----  --------  --------  -----------  -----  -----
Company Name                        SYMBOL  STATE  ($ millions)   ($)     ($)       ($)         (%)       (x)    (x)
------------                        ------  -----  ------------  -----  --------  --------  -----------  -----  -----
SMALL MARKET CAPITALIZATION
Union Acceptance Corporation(1)     UACA    IN          125       4.03      nm        ne        nm          nm     nm
Consumer Portfolio Services         CPSS    CA           42       1.90    0.10      0.25       150%       19.0    7.6
Onyx Acceptance Corporation         ONYX    CA           13       2.66    0.30      0.45        50%        8.9    5.9
First Investors Financial, Inc.(2)  FIFS    TX           17       3.00    0.15      0.28        nm        20.0   10.7

                                                                 MEDIAN                        100%       19.0    7.6

LARGE MARKET CAPITALIZATION
AmeriCredit Corp.(3)                ACF     TX          606       7.18    3.08      5.05        64%        2.3    1.4
WFS Financial, Inc.(4)              WFSI    CA          407      20.35    2.35      3.75        60%        8.7    5.4
Credit Acceptance Corp.             CACC    MI          353       8.39    0.79      0.82         4%       10.6   10.2

                                                                 MEDIAN                         60%        8.7    5.4

DRIVE FINANCIAL SERVICES(5)                              80         NA    10.8        NA        NM         7.4     NM

                                                              OTHER
                                                   --------------------------
                                                   GAIN ON
                                                   SALE /   RESIDUALS  PRICE
                                                   REVENUE  / EQUITY   / BOOK
                                     STOCK         -------  ---------  ------
Company Name                        SYMBOL  STATE    (%)       (%)       (%)
------------                        ------  -----  -------  ---------  ------
SMALL MARKET CAPITALIZATION
Union Acceptance Corporation(1)     UACA    IN        27%     115%        72%
Consumer Portfolio Services         CPSS    CA        70%     174%        59%
Onyx Acceptance Corporation         ONYX    CA        35%     293%        22%
First Investors Financial, Inc.(2)  FIFS    TX         0%       0%        57%

                                                      31%     144%        58%

LARGE MARKET CAPITALIZATION
AmeriCredit Corp.(3)                ACF     TX        38%     110%        49%
WFS Financial, Inc.(4)              WFSI    CA         3%      58%       152%
Credit Acceptance Corp.             CACC    MI         2%       0%       123%

                                                       3%      58%       123%

DRIVE FINANCIAL SERVICES(5)                           55%     298%       308%

(1) June Fiscal Year, Estimate adjusted to calendar year, 2001 excludes residual valuation charge.

(2)  April Fiscal Year, adjusted to calendar year

(3)  June Fiscal Year, adjusted to calendar year

(4)  WFS currently under tender offer from 80% owner Westcorp

(5) At or For the Year Ended December 31, 2001. Valuation implied by Drive Loan collateral of 20% for $16 million



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

THE DRIVE LOAN
================================================================================
Mergers and Acquisitions Involving Auto Finance Companies

                                                                                          SELLER'S
                                                                                           ANNUAL       SELLER'S
                                                                                        ORIGINATIONS      MGD.      SELLER'S
                                                                                          IN YEAR     RECEIVABLES   TRAILING
ANN.                                                                     PURCHASE         OF SALE     PORTFOLIO    EARNINGS(a)
DATE        BUYER                           SELLER                        PRICE          $ MILLIONS   $ MILLIONS   $ MILLIONS
----        -----                           ------                       --------       ------------  -----------  -----------
11/19/2001  CONSUMER PORTFOLIO SERVICES     MFN FINANCIAL CORPORATION  $104 MILLION           279          424       $ 5.1

11/18/1999  SUSQUEHANNA BANCSHARES          HANN FINANCIAL CORP.       $ 35 MILLION            NA          800       $ 3.4(c)

11/16/1999  ASSOCIATES FIRST CAPITAL CORP.  ARCADIA FINANCIAL, LTD.    $193 MILLION         2,400        5,300       $(6.8)

6/14/1999   FAIRLANE CREDIT, LLC            TRIAD FINANCIAL CORP.      $105 MILLION(c)        425          511       $12.4

7/16/1998   CAPITAL ONE FINANCIAL CORP.     SUMMIT ACCEPTANCE          $ 55 MILLION            NA          260          NA

6/23/1997   NORWEST CORP.                   FIDELITY ACCEPTANCE        $344 MILLION         1,000        1,120       $24.7

6/1/1997    HOUSEHOLD INTERNATIONAL         ACC CONSUMER FINANCE       $200 MILLION           484          396       $11.0

3/29/1996   SOUTHERN NATIONAL CORP.         REGIONAL ACCEPTANCE        $167 MILLION            NA          136       $ 8.8

2/5/1996    BAYVIEW CAPITAL CORP.           CTL CREDIT, INC.           $ 65 MILLION           133          466       $ 5.2

                                                                         PURCHASE      PURCHASE   PURCHASE   PURCHASE PURCHASE
                                                                         PRICE /       PRICE /    PREMIUM /  PRICE /   PRICE/
ANN.                                                                      ANNUAL       MANAGED     MARKET     BOOK    TRAILING
DATE        BUYER                           SELLER                     ORIGINATIONS  RECEIVABLES    PRICE     VALUE   EARNINGS
----        -----                           ------                     ------------  -----------  ---------  -------  --------
11/19/2001  CONSUMER PORTFOLIO SERVICES     MFN FINANCIAL CORPORATION       37%           25%         89%       75%      20.4x

11/18/1999  SUSQUEHANNA BANCSHARES          HANN FINANCIAL CORP.            NA             4%         NA        NA       10.3x

11/16/1999  ASSOCIATES FIRST CAPITAL CORP.  ARCADIA FINANCIAL, LTD.          8%            4%         31%      112%        nm

6/14/1999   FAIRLANE CREDIT, LLC            TRIAD FINANCIAL CORP.           25%           21%         NA       144%       8.5x

7/16/1998   CAPITAL ONE FINANCIAL CORP.     SUMMIT ACCEPTANCE               NA            21%         NA        NA         NA

6/23/1997   NORWEST CORP.                   FIDELITY ACCEPTANCE             20%           31%         NA        NA       13.9x

6/1/1997    HOUSEHOLD INTERNATIONAL         ACC CONSUMER FINANCE            41%           51%        100%      655%      18.2x

3/29/1996   SOUTHERN NATIONAL CORP.         REGIONAL ACCEPTANCE            134%          123%         13%      423%      19.1x

2/5/1996    BAYVIEW CAPITAL CORP.           CTL CREDIT, INC.               151%           14%         30%      132%      12.6x

NOTES:

(A) trailing "core" earnings at announcement, excludes amortization and non-recurring items, fully-taxed

(b) estimate based on Susquehanna's claim that the transaction would be accretive to EPS in 2000.

(c) includes assumption and repayment of $60 million of unsecured debt due to ContiFinancial

(d)  valuation based on loan-to-collateral value of Drive Loan


                                          PURCHASE      PURCHASE   PURCHASE   PURCHASE PURCHASE
                                          PRICE /       PRICE /    PREMIUM /  PRICE /   PRICE/
                                           ANNUAL       MANAGED     MARKET     BOOK    TRAILING
                                        ORIGINATIONS  RECEIVABLES    PRICE     VALUE   EARNINGS
                                        ------------  -----------  ---------  -------  --------
MEDIAN '99-'01 DEALS                        25%           12%         60%       112%     10.3X
MEDIAN '97 & '98 DEALS                      31%           31%        100%       655%     16.0X

MEDIAN '96 DEALS                           142%           69%         21%       277%     15.8X

ALL MEDIAN                                  37%           21%         31%       138%     13.9X

ALL AVERAGE                                 63%           34%         43%       293%     13.8X

                                                                        SELLER'S
                                                                         ANNUAL       SELLER'S
                                                                      ORIGINATIONS      MGD.      SELLER'S      PURCHASE
                                                                        IN YEAR     RECEIVABLES   TRAILING      PRICE /
ANN.                                                   PURCHASE         OF SALE     PORTFOLIO    EARNINGS(a)     ANNUAL
DATE    BUYER             SELLER                        PRICE          $ MILLIONS   $ MILLIONS   $ MILLIONS   ORIGINATIONS
----    -----             ------                       --------       ------------  -----------  -----------  ------------
TBD(d)  BANK OF SCOTLAND  DRIVE FINANCIAL SERVICES   $80 MILLION           400          555         $10.8         20%

                                                       PURCHASE   PURCHASE   PURCHASE PURCHASE
                                                       PRICE /    PREMIUM /  PRICE /   PRICE/
ANN.                                                   MANAGED     MARKET     BOOK    TRAILING
DATE    BUYER             SELLER                     RECEIVABLES    PRICE     VALUE   EARNINGS
----    -----             ------                     -----------  ---------  -------  --------
TBD(d)  BANK OF SCOTLAND  DRIVE FINANCIAL SERVICES       14%         NA        308%      7.4X



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                               THE RESTRUCTURING:
                               THE EXCHANGE OFFER

THE EXCHANGE OFFER
================================================================================
Summary

    o FCFC IS CONTEMPLATING MAKING AND EXCHANGE OFFER IN WHICH HOLDERS OF FCFC'S PREFERRED STOCK WOULD HAVE THE OPPORTUNITY TO EXCHANGE ONE SHARE OF PREFERRED FOR EITHER:

              o $10.00 per share in cash and two shares of FCFC common stock ("Exchange Offer Choice A"), or

              o $8.00 per share in cash and three shares of FCFC common stock ("Exchange Offer Choice B")

         The current Preferred has characteristics as follows:

    o    Legal claim of $33.4 million as of June 30, 2002 ($27.30 per share)

    o Par value of $21.00 per share, $6.30 per share of accrued and unpaid dividends

    o    Dividend (currently suspended) of $2.10 per share per year

    o    Scheduled Redemption of September 2005

    o Right to elect two Board members if dividends not paid for six or more consecutive quarters, with those elected Board members serving until dividends in arrears are paid (currently could elect two Board members at annual meeting in 2002).


    o PREFERRED HOLDERS, POST-EXCHANGE OFFER (ASSUMING 80% PARTICIPATION AND 50-50 SPLIT ON EXCHANGE OFFER CHOICE A OR EXCHANGE OFFER CHOICE B) WILL OWN 21.8% OF FCFC.

    o COMPLETION OF THE EXCHANGE OFFER IS CONDITIONED UPON ACHIEVING 80% PARTICIPATION.


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                               THE RESTRUCTURING:

                 PURCHASE OF 20% INTEREST IN FIRSTCITY HOLDINGS

PURCHASE OF 20% INTEREST IN FIRSTCITY HOLDINGS
================================================================================
Summary

     o Prior to the Restructuring, management of FCH own a 20% interest in FCH, FCFC owns the other 80%.


     o FCFC is contemplating acquiring this interest through the issuance of 400,000 shares of FCFC common stock, and through up to $3.20 million in "earn-out" payments based on the performance of Mexican asset pools.


     o The total value of the purchase is up to $3.65 million ($0.45 million in common stock, and up to $3.20 million in earn-out).


     o The value of 20% of FCH at $3.65 million values FCH at $18.25 million. $18.25 million represents 454% of book value, and 4.2 times FCH's trailing pre-tax income.


     o   Pre-tax income, divided into the FCH valuation implies a 23.9% yield.




================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

PURCHASE OF 20% INTEREST IN FIRSTCITY HOLDINGS
================================================================================
Summary Income Statement & Balance Sheet of FCH



                                             AT OR FOR THE YEAR ENDED
                                                    DECEMBER 31, 2001
                                             ------------------------
ASSETS
Cash                                                            3,059
Inventory                                                       5,822
Note Receivable                                                19,765
Investment in Unconsol. Subs                                   26,379
Furniture & Fixtures                                            1,161
Accounts Receivable                                               394
Prepaid Expenses                                                  283
Goodwill                                                           74
Other Assets                                                      360
                                                             --------
     TOTAL ASSETS                                              57,297

LIABILITIES
Note Payable - FirstCity                                       17,669
Notes Payable to Banks                                         31,399
Other Liabilities                                               1,868
                                                             --------
      TOTAL LIABILITIES                                        50,936

Minority Interest                                               2,337

     TOTAL EQUITY                                               4,024
                                                             --------

TOTAL LIABILITIES & EQUITY                                     57,297

REVENUES:
Interest & Accretion on Perf. Loans                             5,562
Earnings of Subs                                                6,323
Servicing Fees                                                 10,393
Other                                                           1,494
                                                             --------
Total Revenue                                                  23,772

EXPENSES:
Servicing Fees Expense                                          3,031
Compensation & Benefits                                         7,678
Occupancy                                                       1,219
Other Non-Interest Expenses                                     2,765
Interest Expense                                                4,725
                                                             --------
Total Expenses                                                 19,419

Profit / (Loss) Before Tax                                      4,353




================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                               THE RESTRUCTURING:

                               DEBT RESTRUCTURING

DEBT RESTRUCTURING
================================================================================
Summary

     o Remaining cash from the $16.0 million Drive Loan, after completing the Exchange Offer, will be applied to existing FCFC debt held by BOS.


     o FCFC remaining debt held by BOS, estimated at $49 million, will be restructured as follows:

              o   $35 to $37 million - Senior Cash Flow Note
              This note will have a 4 year maturity and provide for all cash flow from existing investments to first pay all corporate overhead, and then principal and interest on the Senior Cash Flow Note.

              o   $12 million - Term Note
              This note will have a 5 year maturity with interest only payments to be provided from existing cash flows. In conjunction, BOS will release warrants for 1,975,000 FCFC shares with a strike price of $2.31.


     o   BOS will provide a $53 to $55 million New Acquisition Line of Credit.


     o   BOS will provide a $5 million New Working Capital Line of Credit.


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

DEBT RESTRUCTURING
================================================================================
Summary Table
($ in millions)


                                                  OUTSTANDING                          OUTSTANDING PRO
                                             BORROWINGS AS OF     ADJUSTMENTS PER          FORMA AS OF
                                                JUNE 30, 2002       RESTRUCTURING        JUNE 30, 2002
                                             ----------------     ---------------      ---------------
FIRSTCITY

       Company Senior Facility:
       Revolving Line of Credit                            10                  (7)                   3
       Term Loan A                                         31                 (31)                  --
       Term Loan B                                         12                 (12)                  --
       Term Loan C                                         --                  --                   --
       Term Loan E                                          3                  (3)                  --
       Drive Loan                                          --                  16                   16

       Term Credit Facility                                 3                  (3)                  --

       Cash Flow Note                                      --                  37                   37
       Term Note                                           --                  12                   12
       FCH Note                                            --                   3                    3
       Acquisition Line of Credit                          --                  --                   --
       Working Capital Line of Credit                      --                  --                   --

COMMERCIAL CORP

       Acquisition Facility                                 2                  --                    2

       Term Facilities                                      3                  --                    3

       Equity investment facility                          25                  --                   25


                               Total                       89                  12                  101
                                                           --                  --                  ---


Note: Assumes cash flow note at $37 million



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                       RESTRUCTURING IMPACT TO FIRSTCITY

RESTRUCTURING IMPACT TO FIRSTCITY
================================================================================
Summary & Major Assumptions Used

     o   SIGNIFICANTLY INCREASES FCFC COMMON EQUITY BY:

              o Debt Forgiveness of, and Equity Issued to Preferred Stockholders ($17.9 million)


     o   SIMPLIFIES FCFC DEBT OBLIGATIONS & PROVIDES NEW FINANCING

              o Existing Facilities With BOS Paid Off, and Restructured into 3 Notes from Current 5

              o $58 to $60 million in New Acquisition and Working Capital by BOS


     o INCREASES COMMON EQUITY PER SHARE FROM $0.46 TO $2.41 (06/30/02 and Pro Forma at 06/30/02, respectively)

     o REDUCES POTENTIAL DILUTION FROM BOS WARRANTS (through release of 1,975,000 warrants at $2.31)

--------------------------------------------------------------------------------

     o   RESTRUCTURING - MAJOR ASSUMPTIONS

              o All transactions in restructuring are completed as currently contemplated

              o   Exchange offer reaches required 80% exchange threshold

              o 50% of exchange participation select Exchange Offer Choice A, and 50% select Exchange Offer Choice B

              o FCFC current stock price is $1.14, as is price at point of transaction closings

================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

RESTRUCTURING IMPACT TO FIRSTCITY
================================================================================
Pro Forma Balance Sheet Impact of Restructuring
($ in `000s, except per share)


                                                                                                       DEBT
                                           6/30/2002        DRIVE      EXCHANGE       20% FCH      RESTRUC.     PRO FORMA
                                           ---------     --------      --------      --------      --------     ---------
    Cash and Cash Equivalents                  6,838        9,080        (9,080)           --            --         6,838
    Portfolio Assets, net                     11,591           --            --            --            --        11,591
    Loans Receivable, net                     21,845           --            --            --            --        21,845
    Equity Investments                        51,504           --            --            --            --        51,504
    Deferred Tax Benefit, net                 20,101           --            --            --            --        20,101
    Other Assets, net                         14,543           --            --         1,613            --        16,156
    Net Assets of discontinued ops            15,175           --            --            --            --        15,175
                                            --------     --------      --------      --------      --------      --------
         Total Assets                        141,597        9,080        (9,080)        1,613            --       143,210

    Notes Payable                             89,435        9,080            --         3,200       (49,000)       52,715
    New Credit Facilities                         --           --            --            --        49,000        49,000
    Other Liabilities (1)                     13,763       (4,000)           --        (2,043)           --         7,720
                                            --------     --------      --------      --------      --------      --------
         Total Liabilities                   103,198        5,080            --         1,157            --       109,435

    Redeemable Preferred Stock                33,385           --       (26,708)           --            --         6,677
    Common Equity                              5,014        4,000        17,628           456            --        27,098
                                            --------     --------      --------      --------      --------      --------

         Liabilities and Equity              141,597        9,080        (9,080)        1,613            --       143,210

    Common Shares Outstanding                  8,377           --         2,446           400            --        11,222
    Book Value Per Share                    $   0.60                                                             $   2.41

(1) Other liabilities includes minority interest



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

RESTRUCTURING IMPACT TO FIRSTCITY
================================================================================
Footnotes to Pro Forma Balance Sheet
($ in `000s, except per share)



LOAN SECURED BY DRIVE FINANCIAL STAKE

Cash and Cash Equivalents
     Cash Proceeds from Drive Loan .........................      16,000
     Excess Cash From Exchange to Repay Debt ...............      (6,920)
                                                               ---------
          Net Change .......................................       9,080

Equity Investments
     Carrying Value of Drive Interest Sold .................          --

Notes Payable
     Drive Loan ............................................      16,000
     Previous Loans Repayment ..............................      (6,920)
                                                               ---------
          Net Change .......................................       9,080

Other Liabilities
     Drive Debt Guaranty Release ...........................      (4,000)
     Minority Interest Elimination .........................          --
                                                               ---------
          Net Change .......................................      (4,000)

Common Equity
     Carrying Value of Drive Interest ......................          --
     Minority Interest Elimination .........................          --
     Release of Previously Accrued Guaranty ................       4,000
                                                               ---------
          Net Change .......................................       4,000

EXCHANGE OFFER

Cash and Cash Equivalents
     Cash Required for Choice A ............................      (4,892)
     Cash Required for Choice B ............................      (3,913)
     Associated Expenses ...................................        (275)
                                                               ---------
          Net Change .......................................      (9,080)

Redeemable Preferred Stock
     Preferred Stock Exchanged .............................     (26,708)
     Exchange Participation Rate ...........................          80%

Common Equity
     Common stock issued to Preferred holders ..............       2,788
     Debt forgiveness by Preferred holders .................      15,115
     Expenses ..............................................        (275)
                                                               ---------
          Net Change .......................................      17,628


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                         HISTORICAL PREFERRED & COMMON

                             STOCK PRICES & VOLUMES

PREFERRED STOCK PRICE PERFORMANCE:  SINCE PREFERRED ISSUANCE
================================================================================

                                    [GRAPH]


    Date                FCFCO Preferred Stock
    ----                ---------------------
 8/13/1997                                 22
11/13/1997                              21.13
 2/13/1998                                 22
 5/13/1998                              22.88
 8/13/1998                              22.25
11/13/1998                               15.5
 2/12/1999                               19.5
 2/13/1999
 5/13/1999                              16.06
 8/13/1999                                  6
11/12/1999                               8.63
11/13/1999
 2/14/2000                                9.5
 2/13/2000
 5/12/2000                               6.13
 5/13/2000
 8/14/2000                              10.25
 8/13/2000
11/13/2000                              10.06
 2/13/2001                                 10
 5/14/2001                               8.25
 5/13/2001
 8/13/2001                               8.25
11/13/2001                               7.11
 2/13/2002                              7.775
 5/13/2002                              7.245
 8/13/2002                               9.94

================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

PREFERRED STOCK PRICE PERFORMANCE:  DAILY VOLUME
================================================================================

                                    [GRAPH]



       Date                FCFCO Preferred Stock
       ----                ---------------------
     8/13/1997                               400
    11/13/1997                              2400
     2/13/1998                              8400
     5/13/1998                               900
     8/13/1998                              1000
    11/13/1998                              2000
     2/12/1999                              1600
     2/13/1999
     5/13/1999                              2400
     8/13/1999                              8400
    11/12/1999                              4500
    11/13/1999
     2/14/2000                              1100
     2/13/2000
     5/12/2000                                 0
     5/13/2000
     8/14/2000                             11300
     8/13/2000
    11/13/2000                             11000
     2/13/2001                                 0
     5/14/2001                              8200
     5/13/2001
     8/13/2001                               900
    11/13/2001                                 0
     2/13/2002                                 0
     5/13/2002                                 0
     8/13/2002                               100


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

COMMON STOCK PRICE PERFORMANCE:  SINCE PREFERRED ISSUANCE
================================================================================

                                    [GRAPH]



    Date                    FCFC Common Stock
    ----                    -----------------
 8/13/1997                              25.75
11/13/1997                               26.5
 2/13/1998                             28.125
 5/13/1998                             31.375
 8/13/1998                               24.5
11/13/1998                               13.5
 2/12/1999                             13.375
 2/13/1999
 5/13/1999                              6.625
 8/13/1999                             1.7813
11/12/1999                               2.25
11/13/1999
 2/14/2000                             3.4375
 2/13/2000
 5/12/2000                              2.125
 5/13/2000
 8/14/2000                              1.875
 8/13/2000
11/13/2000                             2.1875
 2/13/2001                              1.625
 5/14/2001                                1.5
 5/13/2001
 8/13/2001                               1.55
11/13/2001                               1.65
 2/13/2002                              1.165
 5/13/2002                              1.125
 8/13/2002                               1.19


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

COMMON STOCK PRICE PERFORMANCE:  VOLUME
================================================================================

                                    [GRAPH]



       Date                 FCFC Common Stock
       ----                 -----------------
     8/13/1997                     8400
    11/13/1997                    26100
     2/13/1998                     5500
     5/13/1998                    38200
     8/13/1998                    26700
    11/13/1998                    57000
     2/12/1999                    16900
     2/13/1999
     5/13/1999                    84300
     8/13/1999                  1300600
    11/12/1999                   218500
    11/13/1999
     2/14/2000                    53600
     2/13/2000
     5/12/2000                     1900
     5/13/2000
     8/14/2000                    69800
     8/13/2000
    11/13/2000                     1000
     2/13/2001                     1300
     5/14/2001                     1100
     5/13/2001
     8/13/2001                     2700
    11/13/2001                     3000
     2/13/2002                      100
     5/13/2002                        0
     8/13/2002                     2200

================================================================================

FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                            EXCHANGE OFFER VALUATION

EXCHANGE OFFER VALUATION
================================================================================
Summary

    o The valuation of Exchange Offer Choice A is $10.00 per preferred share in cash, plus 2 times the value of an FCFC common share. The last trade of FCFC common stock was $1.14, indicating $2.28 per preferred share in value (OR $12.28 IN TOTAL). However, KBW estimates FCFC's common stock book value per share, pro forma for the Restructuring at December 31, 2001, is $2.41. Valued at pro forma book value, the value per preferred share would be $14.83.


    o The valuation of Exchange Offer Choice B is $8.00 per preferred share in cash, plus 3 times the value of an FCFC common share. The last trade of FCFC common stock was $1.14, indicating $3.42 per preferred share in value (OR $11.42 IN TOTAL). However, KBW estimates FCFC's common stock book value per share, pro forma for the Restructuring at December 31, 2001 is $2.41. Valued at pro forma book value, the value per preferred share would be $15.24.

    o Assuming a 50% / 50% split, the Exchange Offer is valued at $11.85 (at FCFC last trade) or at $15.04 (at pro forma book)

    o    MAJOR ASSUMPTIONS

              o 80% of current preferred shares are exchanged in the Exchange Offer.

              o 50% select Exchange Offer Choice A and 50% select Exchange Offer Choice B.

              o   Current FCFC common stock price is $1.14.

              o   Last FCFCO preferred stock price is $7.10.

              o   1,222,901 preferred shares outstanding pre-Exchange Offer.

              o   Pro forma book value per FCFC common share is $2.41 (rounded).

              o   All other Restructuring transactions close as contemplated



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

EXCHANGE OFFER VALUATION
================================================================================
Valuation Table
($ in `000s, except per share)


                                        PER SHARE VALUE                   PREMIUM TO MARKET              PRICE-TO-LEGAL CLAIM
                                        ---------------                   -----------------              --------------------
                           CASH PER         STOCK PER    TOTAL PER        LAST       30-DAY       JUN. 30    SEP. 30     DEC. 30
                             SHARE            SHARE        SHARE          TRADE        AVG.         2002      2002         2002
                           --------         ---------    ---------        -----      ------       -------    -------     -------
EXCHANGE OFFER CHOICE A  ($10.00 CASH, 2 COMMON SHARES)
 FCFC Common Last Price    $    10.00     $     2.28     $    12.28          73%        62%          45%         44%         43%
     50.0%                 $    10.00     $     2.41     $    12.41          75%        64%          45%         45%         44%
     66.7%                 $    10.00     $     3.22     $    13.22          86%        74%          48%         48%         47%
     75.0%                 $    10.00     $     3.62     $    13.62          92%        80%          50%         49%         48%
     90.0%                 $    10.00     $     4.35     $    14.35         102%        89%          53%         52%         51%
    100.0%                 $    10.00     $     4.83     $    14.83         109%        96%          54%         53%         52%

EXCHANGE OFFER CHOICE B  ($8.00 CASH, 3 COMMON SHARES)

 FCFC Common Last Price    $     8.00     $     3.42     $    11.42          61%        51%          42%         41%         40%
     50.0%                 $     8.00     $     3.62     $    11.62          64%        53%          43%         42%         41%
     66.7%                 $     8.00     $     4.83     $    12.83          81%        69%          47%         46%         45%
     75.0%                 $     8.00     $     5.43     $    13.43          89%        77%          49%         48%         47%
     90.0%                 $     8.00     $     6.52     $    14.52         105%        91%          53%         52%         51%
    100.0%                 $     8.00     $     7.24     $    15.24         115%       101%          56%         55%         54%

TOTAL EXCHANGE OFFER

 FCFC Common Last Price    $     9.00     $     2.85     $    11.85          67%        56%          43%         43%         42%
     50.0%                 $     9.00     $     3.02     $    12.02          69%        58%          44%         43%         42%
     66.7%                 $     9.00     $     4.02     $    13.02          83%        72%          48%         47%         46%
     75.0%                 $     9.00     $     4.53     $    13.53          91%        78%          50%         49%         48%
     90.0%                 $     9.00     $     5.43     $    14.43         103%        90%          53%         52%         51%
    100.0%                 $     9.00     $     6.04     $    15.04         112%        98%          55%         54%         53%


Note: Last trade of FCFC Preferred is $7.10, 30-day average was $7.58, legal claim at 6/30/02 is $27.30.


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                              LIQUIDATION ANALYSIS

LIQUIDATION ANALYSIS
================================================================================
Summary

    o    KBW PERFORMED A LIQUIDATION ANALYSIS, TO INCLUDE:

              o   Sale of assets

    o    ASSET SALE APPROACH - MAJOR ASSUMPTIONS

              o   Assets of FCFC marketed for sale immediately

              o   Low, Mid, and High price assumptions reviewed

              o Low, Mid, and High levels assume assets sold in orderly fashion

              o   Assumes assets can be sold within 6 month time period

              o 6 months of declining-level parent company operating expenses (100% in month 1, 90% in month 2, etc.)

              o Other selling expenses are 2% of purchase price, transaction specific legal fees are fixed at $1,500,000



================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

LIQUIDATION ANALYSIS
================================================================================
Asset Sale Approach

    o The majority of FCFC's assets are illiquid, there is no readily available market for them, thus, book value is likely the best-case price one could expect to achieve in any sale (for assets that may have value for another investor).


    o Several types of FCFC's assets are not saleable, for instance the Deferred Tax Asset is an intangible asset.


    o Assets from Discontinued Operations are highly illiquid (they are primarily residual assets from home equity securitizations) and would likely only be purchased at a significant discount to carrying value.


    o FCFC's interest in Drive may sell for a price higher than book value. However given the current ownership structure of Drive (with BOS owning 49%) it is unclear what type of entity would purchase it. WHEN TAKEN OUTSIDE THE AUSPICES OF THE RESTRUCTURING AS A WHOLE, IT IS UNLIKELY THAT FCFC WOULD BE ABLE TO ACHIEVE COLLATERAL VALUATION AS FAVORABLE AS WHAT IS CONTEMPLATED IN CONJUNCTION WITH THE RESTRUCTURING.


    o Given the fact that FirstCity would no longer exist under a liquidation scenario, a) asset buyers would not have any financial backing to representations and warranties, and b) the servicing agent would no longer be able to perform its duties. BOTH (A) AND (B) WOULD PUSH ASSET SALE PRICES TOWARD THE MID AND LOW POINTS IN THE ANALYSIS TO FOLLOW.




================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

LIQUIDATION ANALYSIS
================================================================================
Asset Sale Approach

    o The following table illustrates low, mid and high expectations for cash proceeds from the sale of balance sheet assets.


                                                          PRICE / CARRYING VALUE                      $ GROSS PROCEEDS
                                     -------------------------------------------------------------------------------------------
ASSETS                               6/30/2002        LOW           MID          HIGH           LOW            MID          HIGH
------                               ---------        ---           ---          ----           ---            ---          ----
Cash and equivalents                     6,838        100%          100%          100%        6,838          6,838          6,838
Portfolio Assets, Net                   11,591         80%           90%          100%        9,273         10,432         11,591
Loans Receivable
     Student Loans, net                     88         70%           85%          100%           62             75             88
     Auto Loans, net                                   70%           85%          100%           --             --             --
     Note Receivable                    21,845         80%           90%          100%       17,476         19,661         21,845
     Mortgage loans held for sale                      70%           85%          100%           --             --             --
Equity Investments
     Drive Financial                     8,754         75%          100%          125%        6,566          8,754         10,943
     MCS                                 2,935         80%           90%          100%        2,348          2,642          2,935
     Acquisition Partnerships           39,815         90%           95%          100%       35,834         37,824         39,815
Discontinued Operations                 15,175         25%           38%           50%        3,794          5,691          7,588
Interest Receivable                        986        100%          100%          100%          986            986            986
Deferred Tax Asset                      20,101          0%            0%            0%           --             --             --
Furniture & Fixtures                     2,444         25%           50%           66%          611          1,222          1,613
Accounts Receivable                      3,820         90%           95%          100%        3,438          3,629          3,820
Note Receivable - related                  133         70%           85%          100%           93            113            133
Service Fees Receivable                  2,035         70%           85%          100%        1,425          1,730          2,035
Prepaid Expenses                         4,668          0%           15%           25%           --            700          1,167
Servicing Rights                            99         70%           85%          100%           69             84             99
Goodwill                                    93          0%            0%            0%           --             --             --
Other Assets                               177        100%          100%          100%          177            177            177
                                    ----------                                             --------     ----------     ----------

TOTAL ASSETS                        $  141,597                             Cash Proceeds:  $ 88,988     $  100,557     $  111,672
                                    ==========                                             ========     ==========     ==========


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

LIQUIDATION ANALYSIS
================================================================================
Asset Sale Approach

    o As can be seen below, only our "High" expectations for asset sale prices, which are aggressive, result in any remaining proceeds for Preferred shareholders. The cash flow provided from our High price expectation is $5.88 per preferred share.

    o The "Mid" and "Low" price expectations do not result in any proceeds for preferred shareholders.

    o If equal probability weightings are applied to the Low, Mid, and High values, the expected value for Preferred shareholders would be $1.96.


                                                                  $ PROCEEDS
                                                  ------------------------------------------
                                                     LOW              MID           HIGH
                                                  ----------      ----------      ----------
Gross Cash Proceeds ...........................   $   88,988      $  100,557      $  111,672

Parent Expenses ...............................       (1,688)         (1,688)         (1,688)
Direct Sale Expenses ..........................       (1,780)         (2,011)         (2,233)
Legal Expenses ................................       (1,500)         (1,500)         (1,500)
                                                  ----------      ----------      ----------
Net Proceeds ..................................       84,021          95,358         106,251
                                                  ==========      ==========      ==========

Notes Payable to Banks ........................      (84,021)        (89,435)        (89,435)
Accounts Payable & Accrued Interest ...........           --            (559)           (559)
Accrued Expenses ..............................           --          (2,859)         (2,859)
Minority Interest .............................           --          (2,505)         (6,204)

Net Proceeds Available for Preferred ..........           --              --           7,194

Net Proceeds Per Preferred Share ..............   $     0.00      $     0.00      $     5.88


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                FINANCIAL SERVICES "GOING PRIVATE" TRANSACTIONS

FINANCIAL SERVICES GOING PRIVATE TRANSACTIONS
================================================================================
Summary Information & Premiums Paid


                                                 FINANCIAL          TYPE OF                              ANN.           TENDER
COMPANY NAME                         STATE          SECTOR         SECURITY       DEAL VALUE             DATE      OFFER PRICE
------------------------------------------------------------------------------------------------------------------------------
BancWest Corporation                   CA             Bank     Common Stock     $  2,438,200       05/07/2001     $      35.00
FVNB Corporation                       TX             Bank     Common Stock           16,875       04/27/2001            45.00
Essex Bancorp, Inc.                    VA           Thrift     Common Stock            1,538       01/31/2001             1.45
Impac Commercial Holdings, Inc.        MD      Real Estate     Common Stock           41,410       10/13/2000             7.55
National Discount Brokers Group        NJ           Broker     Common Stock          857,906       10/09/2000            49.00
BNC Mortgage, Inc.                     CA         Mortgage     Common Stock           52,565       02/04/2000            10.00
Bankatlantic Bancorp, Inc.             FL           Thrift     Common Stock           39,581       01/14/2000             6.00
PIMCO Advisors Holdings L.P.           CA      Investments     Common Stock        1,921,362       10/31/1999            38.75
Preferred Employers Holdings, Inc.     FL        Insurance     Common Stock           16,122       09/16/1999             5.00
Hawaii National Bancshares, Inc.       HI             Bank     Common Stock           31,995       05/04/1999            45.00




FIRSTCITY FINANCIAL CORPORATION        TX            ASSET  PREFERRED STOCK           11,593               (a)           11.85
                                                                                                ------------------------------
                                                                                      14,711               (b)           15.04



                                               PRICE ONE DAY          ONE DAY       30-DAY-AVG.       30-DAY-AVG.
COMPANY NAME                         STATE     PRIOR TO ANN.          PREMIUM     PRIOR TO ANN.           PREMIUM
------------------------------------------------------------------------------------------------------------------
BancWest Corporation                   CA       $      24.98             40.1%     $      24.61             42.2%
FVNB Corporation                       TX              34.85             29.1%            33.41             34.7%
Essex Bancorp, Inc.                    VA               1.40              3.6%             1.24             16.7%
Impac Commercial Holdings, Inc.        MD               7.37              2.4%             6.53             15.6%
National Discount Brokers Group        NJ              25.25             94.1%            31.04             57.9%
BNC Mortgage, Inc.                     CA               7.38             35.5%             6.57             52.2%
Bankatlantic Bancorp, Inc.             FL               4.81             24.7%             4.88             23.0%
PIMCO Advisors Holdings L.P.           CA              34.69             11.7%            33.52             15.6%
Preferred Employers Holdings, Inc.     FL               2.75             81.8%             2.92             71.4%
Hawaii National Bancshares, Inc.       HI              40.00             12.5%            40.75             10.4%

                                              --------------------------------------------------------------------
                                                      Median:            26.9%                              28.8%

FIRSTCITY FINANCIAL CORPORATION        TX               7.10             66.9%             7.58             56.2%
                                              --------------------------------------------------------------------
                                                        7.10            111.8%             7.58             98.3%



(a) Value based on exchanging for FCFC common shares at current market price.

(a) Value based on exchanging for FCFC common shares at pro forma book value per share.


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                             CASE STUDY COMPARISON:

                                  DYNEX CAPITAL

CASE STUDY COMPARISON: DYNEX CAPITAL
================================================================================
Description of Dynex Capital

DESCRIPTION FROM DX 9/30/98 10-Q

Dynex Capital, Inc. is a financial services company electing to be treated as a real estate investment trust. Dynex originates primarily mortgage loans secured by multifamily and commercial properties and loans secured by manufactured homes. Dynex will generally securitize the loans funded as collateral for collateralized bonds, thereby limiting its credit and liquidity risk and providing long-term financing for its investment portfolio.


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FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

CASE STUDY COMPARISON: DYNEX CAPITAL
================================================================================
Relative Common Stock Performance:  DX vs. FCFC

                                    [GRAPH]


       Date                     FCFC (-96.4%)  DX (-91.2%)
       ----                     -------------  -----------
     1/30/1998                         100           100
      5/1/1998                     113.656        86.321
     4/30/1998
     7/31/1998                      99.559        75.472
     7/30/1998
    10/30/1998                      46.696        36.321
     1/29/1999                      51.542        37.736
     1/30/1999
     4/30/1999                      37.445         22.17
     7/30/1999                      19.824        17.925
    10/29/1999                       4.515        12.264
    10/30/1999
     1/28/2000                      11.233        14.858
     1/30/2000
     4/28/2000                       7.489         2.948
     4/30/2000
     7/28/2000                        8.59         2.712
     7/30/2000
    10/27/2000                       6.828         2.241
    10/30/2000
      2/2/2001                       5.837         1.245
     1/30/2001
     4/27/2001                       4.582         2.396
     4/30/2001
     7/27/2001                       5.286         4.038
     7/30/2001
     11/2/2001                       5.463          4.34
    10/30/2001
      2/1/2002                       4.229         6.623
     1/30/2002
     4/26/2002                       4.141         7.642
     4/30/2002
      8/2/2002                       3.391         9.113
     7/30/2002



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FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

CASE STUDY COMPARISON: DYNEX CAPITAL
================================================================================
Description of Preferred Stock Tender Offers

    o    Dynex has completed two tender offers for its preferred stock

              o   APRIL 30, 2001 (announcement)

              o   SEPTEMBER 6, 2001 (announcement)


    o Both tenders involved offering to purchase up to maximum dollar amounts of Dynex's Series A, Series B and Series C Preferred, for cash consideration. Maximum amounts were those allowed under senior lending agreements.


    o The maximum amount to be tendered for the April 30th transaction was $26 million (Series A, B and C).


    o The maximum amount to be tendered in the September 6th transaction was $15 million (Series A, B and C).


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

CASE STUDY COMPARISON: DYNEX CAPITAL
================================================================================
Preferred Stock Tenders - Pertinent Statistics

           SUMMARY OF DYNEX CAPITAL 2001 PREFERRED STOCK TENDER OFFERS


                                                                                 Tender /
                                  Tender         Liquidation        Last        Liquidation        Tender /        Tender Max
                                  Offer          Preference        Trade        Preference        Last Trade      Dollar Value
                                -----------      ----------      ----------     -----------       ----------      ------------
Series A                        $     16.80      $    28.68      $    14.10        58.6%            19.1%               3,575
Series B                        $     17.15      $    29.18      $    14.40        58.8%            19.1%               5,106
Series C                        $     21.00      $    35.84      $    17.75        58.6%            18.3%               6,400

Series A                        $     12.24      $    28.11      $    11.25        43.5%             8.8%               6,120
Series B                        $     12.50      $    28.60      $    11.50        43.7%             8.7%               9,125
Series C                        $     15.30      $    35.11      $    13.60        43.6%            12.5%              10,751

Weighted Average ...............................................................   49.1%            13.4%


COMPARISON OF FCFC EXCHANGE

FCFCO(1)                        $     11.85      $    27.30      $     7.10        43.4%            66.9%              11,593
FCFCO(2)                        $     15.04      $    27.30      $     7.10        55.1%           111.8%              14,711

Notes:

1)  Assumes value of FCFC common stock holds constant at the most recent trade.

2) Assumes value of FCFC common stock is book value pro forma for the restructuring results.


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                            ALTERNATIVE COMPARISONS:

                                    AMRESCO &

                        WILSHIRE FINANCIAL SERVICES GROUP

ALTERNATIVE COMPARISONS: AMRESCO & WILSHIRE FINANCIAL SERVICES GROUP
================================================================================
Summary

DESCRIPTION FROM FCFC 9/30/98 10-Q:

The Company is a diversified financial services company engaged in residential and commercial mortgage banking ("Mortgage Corp."), Portfolio Asset acquisition and resolution ("Commercial Corp.") and consumer lending ("Consumer Corp.").

DESCRIPTION FROM AMMB 9/30/98 10-Q:

AMRESCO is a diversified financial services company with five principal lines of business: asset management, commercial mortgage banking, home equity lending (previously residential mortgage banking), commercial finance and residential mortgage banking.

DESCRIPTION FROM WFSG 9/30/98 10-Q:

Wilshire Financial Services Group Inc. ("WFSG") is a diversified financial services company. WFSG conducts business in the United States and Europe, specializing in loan portfolio acquisition and securitization, correspondent lending and servicing.


                                    FCFC        AMMB     WFSG
                                    ----        ----     ----
ASSET ACQUISITION                    Y           Y         Y
LENDING                              Y           Y         Y
SERVICING EXPERTISE                  Y           Y         Y
U.S. AND ABROAD                      Y           Y         Y
RESTRUCTURING                        Y           Y         Y



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FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

ALTERNATIVE COMPARISONS: AMRESCO
================================================================================
Relative Common Stock Performance:  AMMB vs. FCFC

                                    [GRAPH]



   Date                    FCFC (-96.4%)           AMMB (-100.0%)
   ----                    -------------           --------------
 1/30/1998                         100                      100
  5/1/1998                     113.656                  129.217
 4/30/1998
 7/31/1998                      99.559                  100.772
 7/30/1998
10/30/1998                      46.696                   24.476
 1/29/1999                      51.542                   40.573
 1/30/1999
 4/30/1999                      37.445                   22.933
 7/30/1999                      19.824                   22.051
10/29/1999                       4.515                   10.364
10/30/1999
 1/28/2000                      11.233                    4.631
 1/30/2000
 4/28/2000                       7.489                    3.087
 4/30/2000
 7/28/2000                        8.59                    1.654
 7/30/2000
10/27/2000                       6.828                    1.411
10/30/2000
  2/2/2001                       5.837                    1.058
 1/30/2001
 4/27/2001                       4.582                    0.931
 4/30/2001
 7/27/2001                       5.286                    0.624
 7/30/2001
 11/2/2001                       5.463                    0.005
10/30/2001
  2/1/2002                       4.229                    0.009
 1/30/2002
  5/3/2002                       4.159                    0.007
 4/30/2002
  8/2/2002                       3.391                    0.004
 7/30/2002

================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

ALTERNATIVE COMPARISONS: AMRESCO
================================================================================
Investor Recovery Results

    o The table compares certain aspects of the experience of particular AMRESCO note holders and FCFC's preferred holders


                                                            FCFC(1)                         AMMB(2)
                                                         -------------            ---------------------------
            EVENT                                        RESTRUCTURING            REPURCHASE / SALE OF ASSETS
            INVESTORS                                      PREFERRED                         NOTES
            LEGAL CLAIM                                   $33 MILLION                    $617 MILLION
            RECOVERY PERCENTAGE (3)                        42% - 45%                        53%(4)
            EXPECTED LIQUIDATION RECOVERY (5)              0% - 22%                           NA

Notes:

    (1) Recovery percentage range is from 42% from Exchange Offer Choice B to 45% for Exchange Offer Choice A. Also assumes FCFC common stock worth the value of last trade. Does not assume any increase in FCFC common stock due to increase in pro forma book value per common share.

    (2) $617 million of legal claim includes $217 million of open market purchases of Senior Subordinated Notes repurchased in the fourth quarter of 2000, and $410 million of notes to receive proceeds from the company's asset sale in connection with its bankruptcy filing. Recovery percentage for AMRESCO is the blended result between 75% for the open market purchases and 41% from KBW's estimate of the recovery for note holders post-bankruptcy. Estimate is based on 8-K filing dated July 5, 2001 and the March 31, 2001 10-Q.

    (3)  As a percentage of legal claim.

    (4) Implies that if a preferred stock existed at AMRESCO, similar to that of FCFC, the recovery to the preferred would have been zero.

    (5)  KBW estimate range from Tab 6 for FCFC.


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

ALTERNATIVE COMPARISONS: WILSHIRE FINANCIAL SERVICES GROUP
================================================================================
Relative Common Stock Performance:  WFSG vs. FCFC

                                    [GRAPH]




       Date                   FCFC (-96.4%)       WFSG (-87.4%)
       ----                   -------------       -------------
     1/30/1998                        100                 100
      5/1/1998                    113.656              92.788
     4/30/1998
     7/31/1998                     99.559               81.25
     7/30/1998
    10/30/1998                     46.696              11.779
     1/29/1999                     51.542               1.202
     1/30/1999
     4/30/1999                     37.445               1.382
     7/30/1999                     19.824               4.808
    10/29/1999                      4.515               5.529
    10/30/1999
     1/28/2000                     11.233               3.846
     1/30/2000
     4/28/2000                      7.489               4.327
     4/30/2000
     7/28/2000                       8.59               4.447
     7/30/2000
    10/27/2000                      6.828               4.688
    10/30/2000
      2/2/2001                      5.837                6.13
     1/30/2001
     4/27/2001                      4.582               8.154
     4/30/2001
     7/27/2001                      5.286               7.212
     7/30/2001
     11/2/2001                      5.463               7.385
    10/30/2001
      2/1/2002                      4.229               9.077
     1/30/2002
      5/3/2002                      4.159               9.423
     4/30/2002
      8/2/2002                      3.391              13.231
     7/30/2002


================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

ALTERNATIVE COMPARISONS: WILSHIRE FINANCIAL SERVICES GROUP
================================================================================
Investor Recovery Results

    o The table compares certain aspects of the experience of particular Wilshire note holders and FCFC's preferred holders.


                                             FCFC(1)                      WFSG(2)
                                           -------------            --------------------
EVENT                                      RESTRUCTURING            BANKRUPTCY EMERGENCE
INVESTORS                                    PREFERRED                     NOTES
LEGAL CLAIM                                 $33 MILLION                 $199 MILLION
RECOVERY PERCENTAGE(3)                       54% - 56%                  37% - 42%(4)
EXPECTED LIQUIDATION RECOVERY(5)              0% - 22%                       18%

Notes:

    (1) Recovery percentage range is from 54% from Exchange Offer Choice A to 56% for Exchange Offer Choice B. Also assumes FCFC common stock worth pro forma book value per common share (pro forma for restructuring). This compares with WFSG's estimated amount also in the table.

    (2) Legal claim, recovery percentage and expected liquidation recovery are WFSG's estimates include in its Solicitation and Disclosure Statement Dated February 1, 1999. Legal claim includes accrued interest. Recovery percentage based on pro forma book value of common shares received. Liquidation recovery is as a percentage of claims.

    (3)  As a percentage of legal claim.

    (4) Implies that if a preferred stock existed at WFSG, similar to that of FCFC, the recovery percentage on the preferred would have been zero.

    (5)  KBW estimate range from Tab 6 for FCFC.




================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.

                                 KBW CONCLUSION

CONCLUSION
================================================================================

    o IN KBW'S OPINION, THE CONSIDERATION OFFERED TO THE HOLDERS OF FCFC'S REDEEMABLE PREFERRED STOCK IN THE EXCHANGE OFFER, IS FAIR, FROM A FINANCIAL POINT OF VIEW. THIS OPINION IS BASED ON THE FOLLOWING:


              o The significant premium to the current market price of the Preferred.


              o The high level of premium offered, when compared to other transactions filed with the SEC as "going private transactions" in financial services sectors.


              o The Exchange Offer's superiority to the results of the liquidation analysis performed.


              o The favorable level of recovery of legal claim for the Preferred holders, of the Exchange Offer, when compared to the recovery results of transactions involving restructurings of comparable companies, and specifically relative to positions within capital structure.


              o The liquidity provided to the Preferred holders, compared to the current market, which provides little liquidity.





================================================================================
FIRSTCITY FINANCIAL CORPORATION                    KEEFE, BRUYETTE & WOODS, INC.


                                       51